EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Nos. 333-145599, 333-143191, 333-163636, 333-188795 and 333-231868 on Form S-8, No. 333-229689 on Form S-4, and No. 333-227436 on Form S-3 of Fiserv, Inc. of our report dated February 26, 2019, with respect to the consolidated financial statements and schedule of First Data Corporation included in this Current Report on Form 8-K of Fiserv, Inc.

/s/ Ernst & Young LLP

Atlanta, Georgia
June 7, 2019